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                                                            EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 16, 1997 accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of York Research Corporation and Subsidiaries (which expressed an unqualified opinion and included an emphasis paragraph relating to the Company's assets related to the Warbasse Project), on Form 10-K for the year ended February 28, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of York Research on Forms S-3 (File No. 33-36056, effective August 16, 1990; File No. 33-73616, effective November 2, 1994; File No. 33-89418, effective February 22, 1995; File No. 33-90654, effective April 6, 1995; File No. 333-10035, effective August 29, 1996; and File No; 333-14151, effective October 24, 1996) and on Forms S-8 (File No. 33-63730, effective June 3, 1993; File No. 33-67616, effective August 20, 1993; File No. 33-75850, effective March 2, 1994; File No. 33-74730, effective July 2, 1994; and File No. 333-11781, effective September 11, 1996).




GRANT THORNTON LLP



New York, New York
May 16, 1997